Exhibit 10.1

SOHU.COM (SEARCH) LIMITED

ALIBABA INVESTMENT LIMITED

SHARE PURCHASE AGREEMENT

for

SERIES A PREFERRED SHARES OF SOGOU INC.

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of June 27, 2012, by and among Sohu.com (Search) Limited, a company incorporated under the laws of the Cayman Islands (“Sohu Search”), and Alibaba Investment Limited, a company incorporated under the laws of the British Virgin Islands (“Alibaba”), and Sogou Inc. a company incorporated under the laws of the Cayman Islands (“Sogou”) (Sohu Search, Alibaba and Sogou collectively referred to as the “Parties,” and each, a “Party”).

RECITALS

A.	Alibaba is the sole record and beneficial owner of all right, title and interest in and to twenty-four million (24,000,000) Series A Preferred Shares, par value US$0.001 per share (the “Preferred Shares”), of Sogou.

B.	Alibaba wishes to sell to Sohu Search and Sohu Search wishes to purchase from Alibaba all of the Preferred Shares held by Alibaba.

C.	As a condition of such sale and purchase and Alibaba’s receipt from Sohu Search of the purchase price therefor, Alibaba is willing to terminate all of its rights, subject to the simultaneously termination of certain of its obligations under the Sogou Series A Purchase Agreement, Investors’ Rights Agreement, and Right of First Refusal & Co-Sale Agreement and Side Agreement (each as defined below) entered into by Alibaba and other parties in connection with its purchase from Sogou of the Preferred Shares being sold by Alibaba hereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. For purpose of this Agreement, capitalized terms used herein and not otherwise defined herein will have the same meanings as are given to such terms in the Sogou Series A Purchase Agreement and the following terms will have the following meanings:

(a) The term “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

(b) The term “Agreement” has the meaning set forth in the Preamble of this Agreement.

(c) The term “Arbitration Rules” has the meaning set forth in Section 6.2(a) hereof.

(d) The term “Closing” has the meaning set forth in Section 2.2 hereof.

(e) The term “Hong Kong S.A.R.” means the Hong Kong Special Administrative Region.

(f) The term “Investors’ Rights Agreement” means the Investors’ Rights Agreement, dated as of October 22, 2010, by and among Sogou, the holders of Ordinary Shares of Sogou listed in Exhibit A thereto and the investors listed in Exhibit B thereto.

(g) The term “Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge, easement, adverse claim, restrictive covenant, including any restriction on the use, voting, receipt of income, or exercise of any attributes of ownership.

(h) The term “Liability” means, with respect to any Person, all debts, obligations, liabilities owed by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

(i) The term “Preferred Shares” has the meaning set forth in the Recitals of this Agreement.

(j) The term “Purchase Price” has the meaning set forth in Section 2.1 hereof.

(k) The term “Purchased Shares” has the meaning set forth in Section 2.1 hereof.

(l) The term “Right of First Refusal & Co-Sale Agreement” means the Right of First Refusal and Co-Sale Agreement, dated October 22, 2010, by and among Sogou, the holders of Ordinary Shares of Sogou listed in Exhibit A thereto and the investors listed in Exhibit B thereto.

(m) The term “Side Agreement” means the Side Agreement, dated as of October 22, 2010, by and among Sohu.com Inc., Photon Group Limited, Dr. Charles Zhang, Alibaba, and China Web Search (HK) Limited.

(n) The term “Sogou Series A Purchase Agreement” means the Series A Preferred Share Purchase Agreement, dated as of October 2, 2010, by and among Sogou, Sogou (BVI) Limited, Sogou Hong Kong Limited, Beijing Sogou Technology Development Co., Ltd., Beijing Sogou Information Service Co., Ltd., Sohu.com Inc. and the purchasers listed on Schedule A thereto.

2. Purchase and Sale of Securities.

2.1 Purchase and Sale of Preferred Shares. Subject to the terms and conditions of this Agreement, Sohu Search agrees to purchase at the Closing, and Alibaba agrees to sell to Sohu Search at the Closing, twenty-four million (24,000,000) Preferred Shares (such 24,000,000 Preferred Shares, the “Purchased Shares”) for a purchase price of US$1.075 per share, amounting to an aggregate purchase price of US$25,800,000 (the “Purchase Price”).

2.2 Closing.

(a) The consummation of the purchase and sale of the Purchased Shares pursuant to Section 2.1 hereof (the “Closing”) shall take place at the offices of Sohu Search in Beijing on June 30, 2012, or at such other time and place as Sohu Search and Alibaba agree upon orally or in writing.

(b) At the Closing, the Parties will exchange PDF versions of the following via email (and will deliver originals of the same within five (5) Business Days after the Closing):

(i) Alibaba shall deliver to Sohu Search the following:

(1) an instrument of transfer (the “Instrument of Transfer”) in the form attached hereto as Exhibit A duly signed by Alibaba;

(2) a letter from Zeng Ming in the form attached hereto as Exhibit B duly signed by Zeng Ming;

(3) an Amendment and Waiver Agreement in the form attached hereto as Exhibit C (the “Amendment and Waiver Agreement”), duly signed by Alibaba, among other things (i) terminating all of Alibaba’s rights and obligations under Sogou Series A Purchase Agreement, other than such rights and obligations under the provisions of Section 7.6 (Confidentiality) thereof, which will remain in full force and effect (ii) terminating all of Alibaba’s rights and obligations under the Investors’ Rights Agreement, the Right of First Refusal & Co-sale Agreement and the Side Agreement, and (iii) providing for the waiver by Photon Group Limited and China Web Search (HK) Limited respectively waiving their rights of first refusal and rights of co-sale that would otherwise apply to the offer and sale of the Purchased Shares by Alibaba to Sohu Search pursuant to this Agreement (subject to Photon Group Limited’s and China Web Search (HK) Limited’s due signature of the Amendment and Waiver Agreement). Alibaba shall use its commercially reasonable efforts to assist Sogou in obtaining China Web Search (HK) Limited’s signature to the Amendment and Waiver Agreement;

(4) an adopted board resolution of Sogou duly signed by Zeng Ming approving the transactions contemplated hereunder.

(ii) Sohu Search shall deliver (or shall cause Sogou to deliver) to Alibaba the following:

(1) Purchase Price by wire transfer of immediately available funds to a bank account designated in writing by Alibaba;

(2) (at the Closing or as soon thereafter as practicable) a certified true copy of the updated register of members of Sogou reflecting the transfer to Sohu Search from Alibaba all of the Purchased Shares and the updated register of directors of Sogou reflecting the resignation of Zeng Ming, each certified by the registered agent of Sogou;

(3) the Instrument of Transfer duly signed by Sohu Search;

(4) the Amendment and Waiver Agreement duly signed by the parties thereto (other than Alibaba);

(5) duly executed board resolutions of Sohu Search approving the transactions contemplated hereunder;

(6) copies of duly adopted board resolutions of Sogou (duly signed by the directors of Sogou other than Zeng Ming) approving the transactions contemplated hereunder;

(7) (at the Closing or as soon thereafter as practicable) a duly approved amendment to Sogou’s Amended and Restated Memorandum of Association in the form attached hereto as Exhibit D, effective as of the Closing, to remove all references to, and to terminate all rights and obligations of, Alibaba thereunder.

3. Representations and Warranties of Sohu Search. Sohu Search hereby represents and warrants to each of Alibaba and Sogou that each of the statements contained in this Section 3 is true and complete as of the date of this Agreement, and that each of such statements shall be true and complete on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing.

3.1 Authorization. Sohu Search has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. The Purchased Shares will be acquired by Sohu Search for investment for its own account or the account of one or more of its Affiliates, not as a nominee or agent, and not with a view to the distribution of any part thereof, and Sohu Search has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3 Governmental Approvals. No Government Approval on the part of Sohu Search is required on or prior to the Closing in connection with its valid execution, delivery, or performance of the transactions contemplated by this Agreement.

3.4 No Brokers. Neither Sohu Search nor any of its Affiliates has any agreement with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement, and none of them has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with the consummation of the transactions contemplated herein.

4. Representations and Warranties of Alibaba. Alibaba hereby represents and warrants to Sohu Search that each of the statements contained in this Section 4 is true and complete as of the date of this Agreement, and that each of such statements shall be true and complete on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing:

4.1 Authorization. Alibaba has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2 Title to Purchased Shares. Alibaba is the sole record and beneficial ownership of the Purchased Shares, free and clear of all Lien, except for Photon Group Limited’s and China Web Search (HK) Limited’s rights of first refusal and rights of co-sale under the Right of First Refusal & Co-Sale Agreement.

4.3 Governmental Approvals. No Government Approval on the part of Alibaba is required on or prior to the Closing in connection with its valid execution, delivery, or performance of the transactions contemplated by this Agreement.

4.4 No Brokers. Neither Alibaba nor any of its Affiliates has any agreement with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement, and none of them has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with the consummation of the transactions contemplated herein.

5. Representations and Warranties of Sogou. Sogou hereby represents and warrants to each of Sohu Search and Alibaba that each of the statements contained in this Section 5 is true and complete as of the date of this Agreement, and that each of such statements shall be true and complete on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing:

5.1 Authorization. Sogou has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.2 Governmental Approvals. No Government Approval on the part of Sogou is required on or prior to the Closing in connection with its valid execution, delivery, or performance of the transactions contemplated by this Agreement.

5.3 No Brokers. Neither Sogou nor any of its Affiliates has any agreement with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement, and none of them has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with the consummation of the transactions contemplated herein.

6. Governing Law and Dispute Resolution.

6.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without regard to principles of conflict of laws thereunder.

6.2 Dispute Resolution.

(a) Each of the Parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in the Hong Kong S.A.R. under the UNCITRAL Arbitration Rules in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the date of this Agreement (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of the Hong Kong S.A.R. in any such arbitration. There shall be one (1) arbitrator, selected in accordance with the Arbitration Rules. The decision of the arbitrator shall be final, conclusive and binding on the Parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses.

(b) In the event of two or more arbitrations having been commenced under this Agreement, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any Party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal, which will have the jurisdiction to resolve all disputes forming part of the consolidation order, if (i) there are issues of fact and/or law common to the arbitrations, (ii) the interests of justice and efficiency would be served by such a consolidation, and (iii) no prejudice would be caused to any Party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the Party making such application shall give notice to the other Parties to the arbitrations.

7. Miscellaneous Provisions.

7.1 Termination. The Parties will use their respective reasonable best efforts to cause the Closing to occur as soon as practicable after the date hereof. If, despite such reasonable best efforts, the Closing has not occurred by July 22, 2012, this Agreement will be terminated and will have no further force or effect.

7.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii) when received, if sent by confirmed email during normal business hours of the recipient, and if not, then on the next Business Day, (iii) when sent by facsimile at the number shown below the signature of each Party on the signature page of this Agreement, upon receipt of confirmation of error-free transmission, or (iv) three (3) Business Days after deposit with an international reputable overnight delivery service, postage prepaid, sent to the address shown below the signature of each Party on the signature page of this Agreement (or at such other addresses as shall be specified by notice given in accordance with this section), with next- or second-business-day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

7.5 Expenses. Each Party shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Sohu Search, Alibaba, and Sogou. Any amendment or waiver effected in accordance with this section shall be binding upon each of the Parties hereto.

7.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under or in conflict with applicable laws or regulations of any jurisdiction, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.8 Entire Agreement. This Agreement and the documents referred to herein constitute the entire understanding and agreement among the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

7.9 Specific Performance. The Parties hereto acknowledge that, in view of the transactions contemplated by this Agreement, each Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the non-breaching Parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which such non-breaching Parties may be entitled at law or in equity.

7.10 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

7.11 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Share Purchase Agreement as of the date first written above.

SOHU SEARCH:

SOHU.COM (SEARCH) LIMITED

By:
Name: Carol Yu
Title: Co-President and Chief Financial Officer
Address:
c/o Sohu.com Inc.
Level 12, Sohu.com Internet Plaza No. 1 Unit Zhongguancun East Road, Haidian District Beijing 100084 People’s Republic of China Fax: (8610) 62726588

SOGOU:

SOGOU INC.

By:

Name: Carol Yu

Title: Co-President and Chief Financial Officer

Address:

c/o Sohu.com Inc.

Level 12, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

Fax: (8610) 62726588

ALIBABA:

ALIBABA INVESTMENT LIMITED

By:
Name: Joseph C. Tsai
Title: Director